Exhibit 3.3

ARTICLES OF ASSOCIATION

OF

BHP FINANCE (USA) LIMITED

Table A not to apply:

1.	The regulations in Table A in the First Schedule to the Corporations Law do not apply to the Company but instead the following are the Articles of Association prescribing regulations for the Company.

INTERPRETATION

Interpretation:

2.	(1)	In these Articles unless it is inconsistent with the subject or context in which it is used:

“Articles” means these Articles of Association as altered or added to from time to time;

“the Board” means the Directors for the time being of the Company;

“call” includes any instalment of a call and any amount due on allotment of any share;

“Chairman” includes an Acting Chairman under Article 51;

“Committee” means a Committee to which powers have been delegated the Board pursuant to Article 86;

“the Company” means BHP Finance (USA) Limited;

“Director” means a person appointed or elected from time to time to the office of Director of the Company in accordance with these Articles and includes any alternate Director duly acting as a Director;

“Law” means the Corporations Act 1989 and the Corporations Law, including any regulations made under the Law;

“Memorandum” means the Company’s Memorandum of Association as altered from time to time;

“Office” means the registered office from time to time of the Company;

“person” and words importing persons include partnerships, associations and corporations, unincorporated and incorporated by Ordinance, Law of Parliament or registration as well as individuals;

“Register” means the register of shareholders of the Company;

“Registered address” means the address of a shareholder specified on a transfer or any other address of which the shareholder notifies the Company as a place at which the shareholder will accept service of notices;

“Seal” means the common seal from time to time of the Company;

“Secretary” means a person appointed as Secretary of the Company and includes any person appointed to perform the duties of Secretary;

“securities” includes shares, rights to shares, options to acquire shares and other securities with rights of conversion to equity;

“shareholder” means a shareholder of the Company in accordance with the Law;

“shareholders present” means shareholders present at a general meeting of the Company in person or by duly appointed representative, proxy or attorney;

“writing” and “written” includes printing, typing, lithography and other modes of reproducing words in a visible form;

words and phrases which are given a special meaning by the Law have the same meaning in these Articles;

words in the singular include the plural and vice versa;

words importing a gender include each other gender.

	(2)	A reference to the Law or any other statute or regulations is to be read as though the words “as modified or substituted from time to time” were added to the reference.

	(3)	The headings and sidenotes do not affect the construction of these Articles.

SHARES

Issue of shares with special rights:

3.

Without prejudice to any special rights previously conferred on the holders of any shares, any share in the capital of the Company may be issued with preferred, deferred or other special rights, obligations or restrictions, whether in regard to dividends, voting, return, of share capital, payment of calls or otherwise, as the Board may from time to time determine.

Power to pay commission and brokerage:

4.

The Company may pay a commission to any person in consideration of the person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any shares in the Company. The commission may be paid or satisfied in cash or in shares, debentures or debenture stock of the Company or otherwise. The Company may in addition to or instead of commission pay any brokerage permitted by law.

Shares at the disposal of the Board:

5.

Except as provided by contract or these Articles to the contrary, all unissued shares are under the control of the Board which may grant options on the shares, issue option certificates in respect of the shares, allot or otherwise dispose of the shares at a premium, discount or otherwise on the terms and conditions and for the consideration it thinks fit.

Surrender of shares:

6.

In its discretion, the Board may accept a surrender of shares by way of compromise of any question as to whether or not those shares have been validly issued or in any other case where the surrender is within the powers of the Company. Any shares surrendered may be sold or re-issued in the same manner as forfeited shares.

Buy-backs

7.	(1)	The Company may buy ordinary shares in itself on the terms and at the time determined by the Board.

	(2)	This Article ceases to have effect on the third anniversary of the date of adoption or last renewal of this Article.

Joint holders:

8.	Where two or more persons are registered as the holders of any shares, they are deemed to hold the shares as joint tenants with benefits of survivorship subject to the following provisions:

Number of holders:

	(a)	the Company is not bound to register more than four persons as the holders of the shares (except in the case of trustees, executors or administrators of a deceased shareholder);

Liability for payments:

	(b)	the joint holders of the shares are liable severally as well as jointly in respect of all payments which ought to be made in respect of the shares;

Death of joint holder:

(c) on the death of any one of the joint holders, the the survivor is the only person recognised by the Company as having any title to the shares but the Board may require evidence of death;

Power to give receipt:

(d) any one of the joint holders may give a receipt for any dividend, bonus or return of capital payable to the joint holders;

Notices and certificates:

(e)

only the person whose name stands first in the Register as one of the joint holders of the shares is entitled, if the Company is required by the Law to issue certificates for shares, to delivery of a certificate relating to the shares or to receive notices from the Company and any notice given to that person is deemed notice to all the joint holders;

Votes of joint holders:

(f)

any one of the joint holders may vote at any meeting of the Company either personally or by duly authorised representative, proxy or attorney, in respect of the shares as if that joint holder was solely entitled to the shares. If more than one of the joint holders are present at any meeting personally or by duly authorised representative, proxy or attorney, the joint holder who is present whose name stands first in the Register in respect of the shares is entitled alone to vote in respect of the shares.

Non-recognition of equitable interests, etc.:

9.

Except as otherwise provided in these Articles, the Company is entitled to treat the registered holder of any share as the absolute owner of the share and is not, except as ordered by a Court or as required by statute, bound to recognise (even when having notice) any equitable or other claim to or interest in the share on the part of any other person.

CERTIFICATES

Entitlement to certificates:

10.

Subject to Article 8(e), where the Company is required by the Law to issue certificates for shares, every shareholder is entitled, without payment, to one certificate for the shares registered in that shareholder’s name or to several certificates in reasonable denominations, each for a part of the shares.

Delivery of certificates:

11.	The Company may send any certificate to a shareholder by prepaid post addressed to the shareholder at that shareholder’s registered address or as is otherwise directed by the shareholder.

Issue of certificates:

12.

Subject to Article 94, where the Company is required by the Law to issue certificates for shares, share certificates are to be issued under the Seal in any form prescribed by the Board and are to be signed in any manner determined by the Board.

Renewal of certificates:

13.	Where the Company is required by the Law to issue certificates for shares:

(a) and a certificate is worn out or defaced, upon production of the certificate to the Company, the Board may order it to be cancelled and may issue a new certificate;

(b)

and a certificate is lost, stolen or destroyed, upon the giving of any indemnity and any evidence that the certificate has been lost, stolen or destroyed which the Board may require and upon the payment of any fee the Board may from time to time determine, a new certificate may be issued instead of the lost, stolen or destroyed certificate. A certificate issued to replace a certificate which has been lost, stolen or destroyed may be endorsed as having been issued instead of a lost, stolen or destroyed certificate.

CALLS

Power to make calls:

14.

Subject to the terms upon which any shares may have been issued, the Board may make calls from time to time upon the shareholders in respect of all moneys unpaid on their shares. Each shareholder is liable to pay the amount of each call in the manner, at the time and at the place specified by the Board. Calls may be made payable by instalments.

Obligation for calls:

15.	The Company may make arrangements on the issue of shares for a difference between the holders of those shares in the amount of calls to be paid and the time of payment of the calls.

When a call is made:

16.

A call is deemed to have been made at the time when the resolution of the Board authorising the call was passed. The call may be revoked or postponed at the discretion of the Board at any time prior to the date on which payment in respect of the call is due.

Interest on the late payment of calls:

17.

If any sum payable in respect of a call is not paid on or before the date for payment, the shareholder from whom the sum is due is to pay interest on the unpaid amount from the due date to the date of payment at the rate the Board from time to time determines. The Board may waive the whole or part of any interest paid or payable under this Article.

Instalments:

18.

If, by the terms of an issue of shares, any amount is payable in respect of any shares by instalments, every instalment is payable as if it is a call duly made by the Board of which due notice had been given, and all provisions of these Articles with respect to the payment of calls and of interest or to the forfeiture of shares for non-payment of calls or with respect to liens or charges apply to the instalment and to the shares in respect of which it is payable.

Payment in advance of calls:

19.

If the Board thinks fit it may receive from any shareholder all or any part of the moneys unpaid on all or any of the shares held by that shareholder beyond the sums actually called up and then due and payable either as a loan repayable or as a payment in advance of calls. The Company may pay interest on the moneys advanced at the rate and on the terms agreed by the Board and the shareholder paying the sum in advance.

Non-receipt of notice of call:

20.	The non-receipt of a notice of any call by, or the accidental omission to give notice of any call to, any shareholder does not invalidate the call.

FORFEITURE AND LIEN

Notice requiring payment of sums payable:

21.

If any shareholder fails to pay any sum payable on or in respect of any shares, either for allotment money, calls or instalments, on or before the day for payment, the Board may, at any time after the day specified for payment whilst any part of the sum remains unpaid, serve a notice on the shareholder requiring that shareholder to pay the sum together with interest accrued and all expenses incurred by the Company by reason of the non-payment.

Time and place for Payment:

22.

The notice referred to in Article 21 is to name a day on or before which the sum, interest and expenses (if any) are to be paid and the place where payment is to be made. The notice is also to state that, in the event of non-payment at or before the time and at the place specified, the shares in respect of which the sum is payable will be liable to be forfeited.

Forfeiture on non-compliance with notice:

23.

If there is non-compliance with the requirements of any notice given pursuant to Article 21, any shares in respect of which notice has been given may, at any time after the day specified in the notice for payment whilst any part of allotment moneys, calls, instalments, interest and expenses (if any) remains unpaid, be forfeited by a resolution of the Board to that effect. The forfeiture is to include all dividends, interest and other moneys payable by the Company in respect of the forfeited shares and not actually paid before the forfeiture.

Notice of forfeiture:

24.

When any share is forfeited, notice of the resolution of the Board is to be given to the shareholder in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture and the date of forfeiture is to be made in the Register. Failure to give notice or make the entry as required by this Article does not invalidate the forfeiture.

Disposal of forfeited shares:

25.

Any forfeited share is deemed to be the property of the Company and the Board may sell or otherwise dispose of or deal with the share in any manner it thinks fit and with or without any money paid on the share by any former holder being credited as paid up.

Annulment of forfeiture:

26.	The Board may, at any time before any forfeited share is sold or otherwise disposed of, annul the forfeiture of the share upon any condition it thinks fit.

Liability notwithstanding forfeiture:

27.

Any shareholder whose shares have been forfeited is, notwithstanding the forfeiture, liable to pay and is obliged forthwith to pay to the Company all sums of money, interest and expenses owing upon or in respect of the forfeited shares at the time of forfeiture, together with expenses and interest from that time until payment at the rate the Board from time to time determines. The Board may enforce the payment or waive the whole or part of any sum paid or payable under this Article as it thinks fit.

Company’s lien or charge:

28.

The Company has a first and paramount lien or charge for unpaid calls, instalments, interest due in relation to any calls or instalments and any amounts the Company is called upon by law to pay in respect of the shares of a shareholder upon shares registered in the name of the shareholder in respect of which the calls, instalments and interest are due and unpaid (whether presently payable or not) or in respect of which the amounts are paid and upon the proceeds of sale of the shares. The lien or charge extends to all dividends and bonuses from time to time declared in respect of the shares provided that, if the Company registers a transfer of any shares upon which it has a lien or charge without giving the transferee notice of any claim it may have at that time, the shares are freed and discharged from the lien or charge of the Company in respect of that claim.

Sale of shares to enforce lien:

29.

For the purpose of enforcing a lien or charge, the Board may sell the shares which are subject to the lien or charge in any manner it thinks fit and with or without giving any notice to the shareholder in whose name the shares are registered.

Title of shares forfeited or sold to enforce lien:

30.	(1)

In a sale or a re-allotment of forfeited shares or in the sale of shares to enforce a lien or charge, an entry in the Board’s minute book that the shares have been forfeited, sold or re-allotted in accordance with these Articles is sufficient evidence of that fact as against all persons entitled to the shares immediately before the forfeiture, sale or re-allotment of the shares. The Company may receive the purchase money or consideration (if any) given for the shares on any sale or re-allotment.

	(2)

In a re-allotment, a certificate signed by a Director or the Secretary to the effect that the shares have been forfeited and the receipt of the Company for the price of the shares constitutes a good title to them.

	(3)	In a sale, the Company may appoint a person to execute a transfer in favour of the person to whom the shares are sold.

	(4)

Upon the issue of the receipt or the execution of the transfer the person to whom the shares have been re-allotted or sold is to be registered as the holder of the shares, discharged from all calls or other money due in respect of the shares prior to the re-allotment or purchase and the person is not bound to see to the regularity of the proceedings or to the application of the purchase money or consideration; nor is the person’s title to the shares affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale or re-allotment.

	(5)

The net proceeds of any sale or re-allotment are to be applied first in payment of all costs of or in relation to the enforcement of the lien or charge or the forfeiture (as the case may be) and of the sale or re-allotment, next in satisfaction of the amount in respect of which the lien exists as is then payable to the Company (including interest) and the residue (if any) paid to, or at the direction of, the person registered as the holder of the shares immediately prior to the sale or re-allotment or to the person’s executors, administrators or assigns upon the production of any evidence as to title required by the Board.

	(6)

If a certificate for the shares is not produced to the Company, the Board may, where the Company is required by the Law to issue certificates for shares, issue a new certificate distinguishing it from the certificate (if any) which was not produced.

PAYMENTS BY THE COMPANY

Payments by the Company:

31.

If any law of any place imposes or purports to impose any immediate or future or possible liability on the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any securities held either jointly or solely by any holder or in respect of any transfer of those securities or in respect of any interest, dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to the holder by the Company on or in respect of any securities or for or on account or in respect of any holder of securities, whether in consequence of:

	(a)	the death of the holder;

	(b)	the non-payment of any income tax or other tax by the holder;

	(c)	the non-payment of any estate, probate, succession, death, stamp or other duty by the holder or the trustee, executor or administrator of that holder or by or out of the holder’s estate;

	(d)	any assessment of income tax against the Company in respect of interest or dividends paid or payable to the holder; or

	(e)	any other act or thing,

the Company in each case:

(i)

is to be fully indemnified from all liability by the holder or the holder’s trustee, executor or administrator and by any person who becomes registered as the holder of the securities on the distribution of the deceased holder’s estate;

	(ii)	has a lien or charge upon the securities for all moneys paid by the Company in respect of the securities under or in consequence of any law;

(iii)

has a lien upon all dividends, bonuses and other moneys payable in respect of the securities registered in the Register as held either jointly or solely by the holder for all moneys paid or payable by the Company in respect of the securities under or in consequence of any law, together with interest at a rate the Board may determine from time to time from the date of payment to the date of repayment, and may deduct or set off against any dividend, bonus or other moneys payable any moneys paid or payable by the Company together with interest;

(iv)

may recover as a debt due from the holder or the holder’s trustee, executor or administrator or any person who becomes registered as the holder of the securities on the distribution of the deceased holder’s estate, any moneys paid by the Company under or in consequence of any law which exceed any dividend, bonus or other money then due or payable by the Company to the holder together with interest at a rate the Board may determine from time to time from the date of payment to the date of repayment; and

(v)

may, if any money is paid or payable by the Company under any law, refuse to register a transfer of any securities by the holder or the holder’s trustee, executor or administrator until the money and interest is set off or deducted or, in case the money and interest exceeds the amount of any dividend, bonus or other money then due or payable by the Company to the holder, until the excess is paid to the Company.

Nothing in this Article prejudices or affects any right or remedy which any law confers on the Company, and, as between the Company and each holder, each holder’s trustee, executor, administrator and estate, any right or remedy which the law confers on the Company is enforceable by the Company.

TRANSFER AND TRANSMISSION OF SECURITIES

Instrument of transfer required:

32.

No transfer of any securities may be registered unless a proper instrument of transfer, in writing in the usual or common form or in any form the Board may from time to time prescribe or in a particular case accept, duly stamped (if necessary) is delivered to the Company.

Execution of instrument of transfer:

33.

An instrument of transfer must be signed by or on behalf of the transferor and the transferee unless, in the case of either or both the transferor and the transferee, the Board dispenses with this requirement either generally or in a particular case. The transferor is deemed to remain the holder of the securities transferred until the name of the transferee is entered in the Register.

Board may refuse to register:

34.	The Board may refuse to register any transfer of securities:

	(a)	if the registration of the transfer would result in a contravention of or failure to observe the provisions of any applicable law;

	(b)	on which the Company has a lien;

	(c)	which are partly paid shares on which a call has been made and is due and is unpaid;

(d)

if the Board has required the transferee to complete a statutory declaration stating that the transferee is financially able to meet any unpaid liability in respect of the securities and the statutory declaration has not been received by the Company;

	(e)	if to do so would result in more than four persons being registered as joint holders of the securities (except in the case of trustees, executors or administrators of a deceased shareholder).

The decision of the Board relating to the registration of a transfer is absolute. Failure to give notice of refusal to register any transfer as may be required under the Law does not invalidate the decision of the Board.

No transfer to infant, person of unsound mind:

35.

No transfer is to be made to an infant, a person of unsound mind or a person who is a patient under laws relating to mental health or whose estate is administered under laws relating to mental health but the Company is not bound to enquire as to the age or soundness of mind of any transferee.

Closing Register:

36.	The Register may be closed at any time the Board thinks fit.

Instrument of transfer and certificate to be left at Office:

37.

Every instrument of transfer must be left for registration at the Office or any other place the Board determines from time to time. Unless the Board otherwise determines either generally or in a particular case, the instrument of transfer is to be accompanied by the certificate (if any) for the securities to be transferred. In addition, the instrument of transfer is to be accompanied by any other evidence which the Board may require to prove the title of the transferor, the transferor’s right to transfer the securities, due execution of the transfer or due compliance with the provisions of any law relating to stamp duty.

Company may retain instrument of transfer:

38.	Each instrument of transfer which is registered may be retained by the Company for any period determined by the Board after which the Company may destroy it.

Cancellation of old and issue of new certificate:

39.

Subject to Article 37, on each application to register the transfer of any securities or to register any person as the holder in respect of any securities transmitted to that person by operation of law or otherwise, the certificate (if any) specifying the securities in respect of which registration is required must be delivered up to the Company for cancellation and upon registration the certificate is deemed to have been cancelled. If the Company is required by the Law to issue certificates for securities a new certificate specifying the securities transferred or transmitted is to be issued and sent to the transferee or transmittee. If the registration of any transfer is required in respect of some only of the securities specified in the certificate (if any) delivered up to the Company and if the Company is required by the Law to issue certificates for securities, a new certificate specifying the remaining securities is to be issued and sent to the transferor.

Transmission upon death:

40.

The trustee, executor or administrator of a deceased shareholder (who is not one of several joint holders) is the only person recognised by the Company as having any title to securities registered in the name of the deceased shareholder provided that the Board may, subject to compliance by the transferee with these Articles, register any transfer signed by a shareholder prior to the shareholder’s death notwithstanding that the Company has notice of the shareholder’s death.

Transmission by operation of law:

41.

A person (a “transmittee”) who establishes to the satisfaction of the Board that the right to any securities has devolved on the transmittee by will or by operation of law may be registered as a shareholder in respect of the securities or may (subject to the provisions in these Articles relating to transfers) transfer the securities provided that the Board has the same right to refuse to register the transmittee as if the transmittee was the transferee named in an ordinary transfer presented for registration.

ALTERATION OF CAPITAL

Power to alter share capital:

42.	The Company in general meeting may from time to time alter its share capital in any one or more of the ways provided for by the Law.

Board may give effect to alteration of share capital:

43.

The Board may do anything which is required to give effect to any resolution authorising alteration of the share capital of the Company and, without limitation, may make provision for the issue of fractional certificates or sale of fractions of shares and distribution of net proceeds as it thinks fit.

Power to reduce capital:

44.

The Company may from time to time by special resolution reduce its capital (including any capital redemption reserve fund, share premium account or fund representing moneys paid upon the issue of options) in any manner allowed by law.

GENERAL MEETINGS

General meetings:

45.

General meetings of the Company may be convened and held at the times and places and in the manner determined by the Board. By resolution of the Board any general meeting (other than a general meeting which has been requisitioned or convened by shareholders in accordance with the Law) may be cancelled or postponed prior to the date on which it is to be held.

Notice of general meeting:

46.

Notice of general meeting may be given by the Board in the form, in the manner and at the time the Board thinks fit. The non-receipt of a notice of any general meeting by, or the accidental omission to give notice to, any person entitled to notice does not invalidate any resolution passed at that meeting.

PROCEEDINGS OF MEETINGS

Business of General meetings:

47.

The business of an annual general meeting is to receive and consider the accounts and reports required by the Law to be laid before each annual general meeting, to elect Directors in the place of those retiring under these Articles, when relevant to appoint an Auditor, and to transact any other business which, under these Articles, is required to be transacted at any annual general meeting. All other business transacted at an annual general meeting and all business transacted at other general meetings is deemed to be special. The Auditors are entitled to attend and be heard on any part of the business of a meeting which concerns the Auditors.

Quorum:

48.

Three shareholders present constitute a quorum for a meeting.  No business may be transacted at any meeting except the election of a Chairman and the adjournment of the meeting unless the requisite quorum is present at the commencement of the business.

Adjournment in absence of quorum:

49.

If within fifteen minutes after the time specified for a general meeting a quorum is not present, the meeting, if convened upon a requisition by shareholders, is to be dissolved, and in any other case it is to be adjourned to the same day in the next week (or, where that day is not a business day, the business day next following that day) at the same time and place and if, at the adjourned meeting, a quorum is not present within thirty minutes after the time specified for holding the meeting, the meeting is to be dissolved.

Chairman:

50.	(1)	The Chairman of the Board is entitled to take the chair at every general meeting.

(2)	If at any general meeting:

(a)	the Chairman of the Board is not present at the specified time for holding the meeting; or

(b)	the Chairman of the Board is present but is unwilling to act as Chairman of the meeting,

the shareholders present may choose another Director as Chairman of the meeting and if no Director is present or if each of the Directors present are unwilling to act as Chairman of the meeting, a shareholder chosen by the shareholders present is entitled to take the chair at the meeting.

Acting Chairman:

51.

If during any general meeting the Chairman acting pursuant to Article 50 is unwilling to act as Chairman for any part of the proceedings, the Chairman may withdraw as Chairman during the relevant part of the proceedings and may nominate any person who immediately before the general meeting was a Director or who has been nominated for election as a Director at the meeting to be Acting Chairman of the meeting during the relevant part of the proceedings. Upon the conclusion of the relevant part of the proceedings the Acting Chairman is to withdraw and the Chairman is to resume acting as Chairman of the meeting.

General conduct of meeting:

52.

The general conduct of each general meeting of the Company and the procedures to be adopted at the meeting are as determined by the Chairman. The Chairman may at any time the Chairman considers it necessary or desirable for the proper and orderly conduct of the meeting demand the cessation of debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the shareholders present. The Chairman may require the adoption of any procedures which are in the Chairman’s opinion necessary or desirable for the proper and orderly casting or recording of votes at any general meeting of the Company, whether on a show of hands or on a poll.

Adjournment:

53.

The Chairman may at any time during the course of the meeting adjourn from time to time and place to place the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting or any debate or discussion and may adjourn any business, motion, question, resolution, debate or discussion either to a later time at the same meeting or to an adjourned meeting. If the Chairman exercises a right of adjournment of a meeting pursuant to this Article, the Chairman has the sole discretion to decide whether to seek the approval of the shareholders present to the adjournment and, unless the Chairman exercises that discretion, no vote may be taken by the shareholders present in respect of the adjournment. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Voting:

54.

Each question submitted to a general meeting is to be decided in the first instance by a show of hands of the shareholders present and entitled to vote. In the case of an equality of votes, the Chairman has, both on a show of hands and at a poll, a casting vote in addition to the vote or votes to which the Chairman may be entitled as a shareholder or as a proxy, attorney or duly appointed representative of a shareholder.

Declaration of vote on a show of hands; when poll demanded:

55.

At any meeting, unless a poll is demanded, a declaration by the Chairman that a resolution has been passed or lost, having regard to the majority required, and an entry to that effect in the book to be kept of the proceedings of the Company, signed by the Chairman of that or the next succeeding meeting, is conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution. A poll may be demanded either immediately before or immediately after any question is put to a show of hands either by a shareholder in accordance with the Law and not otherwise or by the Chairman. No poll may be demanded on the election of a chairman of a meeting.

Taking a poll:

56.

If a poll is demanded as provided in Article 55, it is to be taken in the manner and at the time and place as the Chairman directs, and the result of the poll is deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn. In the case of any dispute as to the admission or rejection of a vote, the Chairman’s determination in respect of the dispute made in good faith is final.

Continuation of Business:

57.

A demand for a poll does not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded. A poll demanded on any question of adjournment is to be taken at the meeting and without adjournment.

VOTES OF SHAREHOLDERS

Voting rights:

58.	Subject to restrictions on voting from time to time affecting any class of shares and subject to Articles 8(f), 61 and 65:

	(a)	(i)	subject to paragraphs (ii) and (iii), on a show of hands, each shareholder present has one vote;

(ii)

where a shareholder has appointed more than one person as representative, proxy, or attorney for that shareholder, none of the representatives, proxies or attornies is entitled to vote on a show of hands;

		(iii)	where a person is entitled to vote by virtue of paragraph (i) in more than one capacity, that person is entitled only to one vote on a show of hands; and

	(b)	on a poll, each shareholder present:

		(i)	has one vote for each fully paid share held; and

		(ii)	for each other share held, has a vote in respect of the share which carries the same proportionate value as the proportion of the amount paid up on the total issue price of that share (including any premium) at the time the poll is taken bears to the total issue price of the share.

Voting rights of personal representatives, etc.:

59.

Any person entitled under Articles 40 or 41 to transfer any shares may vote at any general meeting in the same manner as if the person were the registered holder of the shares provided that at least forty-eight hours before the time of holding the meeting at which the person proposes to vote the person has satisfied the Board of the person’s right to transfer the shares, unless the Board has previously admitted the person’s right to vote at the meeting in respect of the shares.

Appointment of proxies:

60.

Any shareholder may appoint not more than two proxies to vote at a general meeting on that shareholder’s behalf and may direct the proxy or proxies to vote either for or against each or any resolution. A proxy need not be a shareholder in the Company. Where a shareholder appoints two proxies, the appointment is of no effect unless each proxy is appointed to represent a specified proportion of the shareholder’s voting rights. The instrument appointing a proxy (and the power of attorney, if any, under which it is signed or proof of the power of attorney to the satisfaction of the Board) must be deposited duly stamped (if necessary) at the Office, or any other place the Board may determine from time to time, not later than forty-seven hours (or a lesser period as the Directors may determine and stipulate in the notice of meeting) before the time for holding the meeting or adjourned meeting or poll at which the person named in the instrument proposes to vote. No instrument appointing a proxy is, except as provided in this Article, valid after the expiration of twelve months after the date of its execution. Any shareholder who is or who intends to be absent or resident abroad may deposit at the Office an instrument duly stamped (if necessary) appointing a proxy and the appointment is valid for all meetings during the shareholder’s absence or residence abroad and until revocation.

Validity of vote:

61.

A vote given in accordance with the terms of an instrument of proxy or power of attorney is valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument of proxy or power of attorney or transfer of the shares in respect of which the vote is given, provided no notice in writing of the death, unsoundness of mind, revocation or transfer has been received at the Office before the meeting or any adjourned meeting. A proxy is not revoked by the principal attending and taking part in the meeting, unless the principal actually votes at the meeting on the resolution for which the proxy is proposed to be used.

Form and execution of instrument of proxy:

62.

An instrument appointing a proxy is required to be in writing signed by the appointor or the attorney of the appointor or, if the appointor is a corporation, under its common seal or signed by a duly authorised officer and in the form which the Board may from time to time prescribe or accept. The instrument of proxy is deemed to include the right to demand or join in demanding a poll and (except to the extent to which the proxy is specifically directed to vote for or against any proposal) the power to act generally at the meeting for the person giving the proxy. An instrument appointing a proxy, unless the contrary is stated, is valid for any adjournment of the meeting as well as for the meeting to which it relates. Any duly signed proxy which is incomplete may be completed by the Secretary on authority from the Board and the Board may authorise completion of the proxy by the insertion of the name of any member of the Board as the person in whose favour the proxy is given.

Board to issue forms of proxy:

63.

The Board may issue with any notice of general meeting of shareholders or any class of shareholders forms of proxy for use by the shareholders. Each form may include the names of any of the Directors or of any other persons as suggested proxies. The forms may be worded so that a proxy may be directed to vote either for or against each or any of the resolutions to be proposed.

Attorneys of shareholders:

64.

Any shareholder may, by duly executed power of attorney, appoint an attorney to act on the shareholder’s behalf at all or certain specified meetings of the Company. Before the attorney is entitled to act under the power of attorney, the power of attorney or proof of the power of attorney to the satisfaction of the Board must be produced for inspection at the Office or any other place the Board may determine from time to time together, in each case, with evidence of the due execution of the power of attorney as required by the Board. The attorney may be authorised to appoint a proxy for the shareholder granting the power of attorney.

Rights of shareholder indebted to Company in respect of other shares:

65.

Subject to any restrictions from time to time affecting the right of any shareholder or class of shareholders to attend any meeting, a shareholder holding a share in respect of which for the time being no moneys are due and payable to the Company is entitled to be present at any general meeting and to vote and be reckoned in a quorum notwithstanding that moneys are then due and payable to the Company by the shareholder in respect of any other share held by the shareholder provided that, upon a poll, a shareholder is only entitled to vote in respect of shares held by the shareholder upon which, at the time when the poll is taken, no moneys are due and payable to the Company.

DIRECTORS

Number of Directors and First Directors:

66. (1)

The number of Directors (not including Alternate Directors) is required to be the number, not being less than three nor more than ten, which the Board may from time to time determine provided that the Board may not reduce the number below the number of Directors in office at the time of the reduction. All Directors are required to be natural persons.

(2) The first Directors shall be appointed in writing by the subscribers to the Memorandum of Association.

Power to appoint Directors:

67.

The Board has the power at any time to appoint any person as a Director, either to fill a casual vacancy or as an addition to the Board but so that the number of Directors does not exceed the maximum number determined pursuant to Article 66(1). Any Director appointed under this Article may hold office only until the next annual general meeting of the Company and is then eligible for election at that meeting but is not to be taken into account in determining the number of Directors who are to retire by rotation at the meeting.

Remuneration of Directors:

68.

As remuneration for services each Director is to be paid out of the funds of the Company a sum determined by the Board payable at the time and in the manner determined by the Board provided that the aggregate remuneration paid to all the Directors in any year may not exceed an amount fixed by the Company in general meeting from time to time. The expression “remuneration” in this Article does not include the remuneration or expenses which may otherwise be payable to a Director pursuant to Articles 69 or 70.

Remuneration of Directors for extra services:

69.

Any Director who serves on any committee, or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, or who at the request of the Board engages in any journey on the business of the Company, may be paid extra remuneration as determined by the Board.

Travelling and other expenses:

70.

Every Director is, in addition to any other remuneration provided for in these Articles, entitled to be paid from Company funds all reasonable travel, accommodation and other expenses incurred by the Director in attending meetings of the Company or of the Board or of any Committees or while engaged on the business of the Company.

Retirement benefits:

71.

Any Director may be paid a retirement benefit, as determined by the Board, in accordance with the Law. The Board is authorised to make arrangements with any Director with respect to the payment of retirement benefits in accordance with this Article.

Directors may contract with Company:

72. (1)

A Director is not disqualified by the office of Director from contracting or entering into any arrangement with the Company either as vendor, purchaser or otherwise and no contract or arrangement entered into with the Company by a Director nor any contract or arrangement entered into by or on behalf of the Company in which a Director is in any way interested may be avoided for that reason. A Director is not liable to account to the Company for any profit realised by any contract or arrangement, by reason of holding the office of Director or of the fiduciary relationship established by the office.

(2)

No Director may as a Director vote in respect of any contract or arrangement in which the Director has directly or indirectly any personal material interest and if the Director does vote his vote may not be counted but this prohibition may at any time be relaxed or suspended to any extent by ordinary resolution passed at a general meeting. For the purposes of this Article, a Director is not to be taken to have a personal material interest in any contract or arrangement where there is no interest other than the interest of being a shareholder, creditor or officer of a corporation which is interested in the contract or arrangement. This prohibition does not apply to any contract or arrangement by or on behalf of the Company to give to any of the Directors security for advances or by way of indemnity.

(3)

A Director who is interested in any contract or arrangement may, notwithstanding the interest, attest the affixing of the Seal to any document evidencing or otherwise connected with the contract or arrangement.

Director may hold other office:

73.	(1)

A Director may hold any other office or position under the Company (except that of Auditor) in conjunction with the office of Director, on terms and at a remuneration in addition to remuneration (if any) as a Director, as the Board approves.

(2)

A Director may be or become a director of or hold any other office or position under any corporation promoted by the Company, or in which it may be interested, whether as a vendor or shareholder or otherwise, and the Director is not accountable for any benefits received as a Director or shareholder of or holder of any other office or position under that corporation.

Exercise of voting power in other corporations:

74.

The Board may exercise the voting power conferred by the shares in any corporation held or owned by the Company as the Board thinks fit (including the exercise of the voting power in favour of any resolution appointing the Directors or any of them directors of that corporation or voting or providing for the payment of remuneration to the directors of that corporation) and a Director of the Company may vote in favour of the exercise of those voting rights notwithstanding that the Director is, or may be about to be appointed, a director of that other corporation and may be interested in the exercise of those voting rights.

Directors may lend to the Company:

75.

Any Director may lend money to the Company at interest with or without security or may, for a commission or profit, guarantee the repayment of any money borrowed by the Company and underwrite or guarantee the subscription of shares or securities of the Company or of any corporation in which the Company may be interested without being disqualified in respect of the office of Director and without being liable to account to the Company for the commission or profit.

ALTERNATE DIRECTORS

Director may appoint Alternate Director:

76.

Subject to these Articles, each Director has power from time to time to appoint any person approved by a majority of the other Directors to act as an Alternate Director in the Director’s place, whether for a stated period or periods or until the happening of a specified event or from time to time, whenever by absence or illness or otherwise the Director is unable to attend to duties as a Director. The appointment is to be in writing and signed by the Director and a copy of the appointment is to be given by the appointing Director to the Company by forwarding or delivering it to the Office. The appointment takes effect immediately upon receipt of the appointment at the Office and approval by a majority of co-Directors. The following provisions apply to any Alternate Director:

(a)

the Alternate Director may be removed or suspended from office upon receipt at the Office of written notice, letter, telex, facsimile transmission or other form of visible communication from the Director by whom the Alternate Director was appointed to the Company;

	(b)	the Alternate Director is entitled to receive notice of meetings of the Board and to attend and vote at the meetings if the Director by whom the Alternate Director was appointed is not present;

(c)

the Alternate Director is entitled to exercise all the powers (except the power to appoint an Alternate Director) and perform all the duties of a Director, in so far as the Director by whom the Alternate Director was appointed had not exercised or performed them;

(d)

the Alternate Director is not, unless the Board otherwise determines, (without prejudice to the right to reimbursement for expenses pursuant to Article 70) entitled to receive any remuneration as a Director from the Company, and any remuneration (not including remuneration authorised by the Board or reimbursement for expenses) paid to the Alternate Director by the Company is to be deducted from the remuneration of the Director by whom the Alternate Director was appointed;

	(e)	the office of the Alternate Director is vacated upon the death of, or vacation of office by the Director by whom the Alternate Director was appointed;

	(f)	the Alternate Director is not to be taken into account in determining the number of Directors or rotation of Directors; and

(g)

the Alternate Director is, while acting as a Director, responsible to the Company for the Alternate Director’s own acts and defaults and is not to be deemed to be the agent of the Director by whom the Alternate Director was appointed.

VACATION OF OFFICE OF DIRECTOR

Vacation of office by Director:

77.	(1)	The office of a Director is vacated:

		(a)	upon the Director becoming an insolvent under administration, suspending payment generally to creditors or compounding with or assigning the Director’s estate for the benefit of creditors;

		(b)	upon the Director becoming a person of unsound mind or a person who is a patient under laws relating to mental health or whose estate is administered under laws relating to mental health;

(c)

upon the Director being absent from meetings of the Board during a period of three consecutive calendar months without leave of absence from the Board where the Board has not, within fourteen days of having been served by the Secretary with a notice giving particulars of the absence, resolved that leave of absence be granted;

		(d)	upon the Director resigning office by notice in writing to the Company;

		(e)	upon the Director being removed from office pursuant to the Law;

		(f)	upon the Director being prohibited from being a Director by reason of the operation of the Law.

	(2)	A Director who vacates office pursuant to Article 77(1) is not to be taken into account in determining the number of Directors who are to retire by rotation at any annual general meeting.

ELECTION OF DIRECTORS

78.	The following provisions apply to all the Directors:

Retirement of Directors:

(a)

Subject to Articles 67 and 77(2), at every annual general meeting, one-third of the Directors or, if their number is not a multiple of three, then the number nearest to but not less than one-third must retire from office. A Director must retire from office at the conclusion of the third annual general meeting after which the Director was elected or re-elected. A Director who is required to retire under this Article retains office until the dissolution or adjournment of the meeting at which the retiring Director retires.

Who must retire:

	(b)	The Directors to retire pursuant to Article 78(a), are the Directors or Director longest in office since last being elected. As between Directors who were elected on the same day the Directors to retire are (in default of agreement between them) determined by ballot. The length of time a Director has been in office is calculated from the Director’s last election or appointment. A retiring Director is eligible for re-election.

Nomination of Directors:

(c)

No person (other than a retiring Director) is eligible for election to the office of Director at any general meeting unless the person or some shareholder intending to nominate the person has given notice in writing signed by the nominee giving consent to the nomination and signifying either candidature for the office or the intention of the shareholder to nominate the nominee. To be valid, the notice is required to be left at the Office not less than forty-two days nor more than fifty-six days before the meeting unless the nominee has been recommended by the Board for election, in which case the notice is required to be left at the Office at least twenty-one days before the meeting.

Directors who are employees of the Company:

79.

The office of a Director who is an employee of the Company becomes vacant upon the Director ceasing to be employed within the Company but the person concerned is eligible for reappointment or re-election as a Director of the Company.

PROCEEDINGS OF DIRECTORS

Procedures relating to Directors’ meetings:

80.

The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Until otherwise determined by the Board, two Directors form a quorum. Notice is deemed to have been given to a Director if sent by mail, personal delivery, facsimile transmission or telex to the usual place of residence of the Director or at any other address given to the Secretary by the Director from time to time.

Meetings by telephone or other means of communication:

81.

The Directors may meet either in person or by telephone or by other means of communication by which all persons participating in the meeting are able to hear and be heard by all other participants. A meeting conducted by telephone or other means of communication is deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting.

Votes at meetings:

82.

Questions arising at any meeting of the Board are decided by a majority of votes, and, in the case of an equality of votes, the Chairman has (except when only two Directors are present or except when only two Directors are competent to vote on the question then at issue) a second or casting vote.

Convening of meetings:

83.	The Board may at any time, and the Secretary, upon the request of any two Directors, must, convene a meeting of the Board.

Chairman:

84.

The Board may elect a Chairman of its meetings and determine the period for which each is to hold office. If no Chairman is elected or if at any meeting the Chairman is not present at the time specified for holding the meeting, the Directors present may choose one of their number to be Chairman of the meeting.

Powers of meetings:

85.	A meeting of the Board at which a quorum is present is competent to exercise any of the authorities, powers and discretions for the time being vested in or exercisable by the Board.

Delegation of powers to Committees:

86.

The Board may delegate any of its powers to Committees consisting of Directors or any other person or persons as the Board thinks fit. Any Committee formed or person or persons appointed to the Committee must, in the exercise of the powers delegated, conform to any regulations that may from time to time be imposed by the Board. A delegate of the Board may be authorised to sub-delegate any of the powers for the time being vested in the delegate.

Proceedings of Committees:

87.

The meetings and proceedings of any Committee are to be governed by the provisions of these Articles for regulating the meetings and proceedings of the Board so far as they are applicable and are not superseded by any regulations made by the Board under Article 86.

Validity of acts:

88.	(1)

All acts done at any meeting of the Board or by a Committee or by any person acting as a Director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any of the Directors or the Committee or the person acting as a Director or that any of them were disqualified, as valid as if every person had been duly appointed and was qualified and continued to be a Director or a shareholder of the Committee (as the case may be).

(2)

If the number of Directors is reduced below the minimum number fixed pursuant to these Articles, the continuing Directors may act for the purpose of increasing the number of Directors to that number or of calling a general meeting of the Company but for no other purpose.

Resolution in writing:

89.

A resolution in writing of which notice has been given to all Directors for the time being present in Australia and which is signed by a majority of the Directors entitled to vote on the resolution is as valid and effectual as if it had been passed at a meeting of the Board duly called and constituted and may consist of several documents in the same form each signed by one or more of the Directors. For the purposes of this Article the references to “Directors” include any Alternate Director for the time being present in Australia who is appointed by a Director not for the time being present in Australia but do not include any other Alternate Director. A telex, facsimile transmission or other document produced by mechanical or electronic means under the name of a Director with the Director’s authority is deemed to be a document in writing signed by the Director.

POWERS OF THE BOARD

General powers of the Board:

90.

The management and control of the business and affairs of the Company are vested in the Board, which (in addition to the powers and authorities conferred upon them by these Articles) may exercise all powers and do all things as are within the power of the Company and are not by these Articles or by law directed or required to be exercised or done by the Company in general meeting.

Power to borrow and guarantee:

91.

Without limiting the generality of Article 90, the Board may exercise all the powers of the Company to raise or borrow money, may guarantee the debts or obligations of any person and may enter into any other financing arrangement, in each case in the manner and on the terms it thinks fit.

Power to give security:

92.

Without limiting the generality of Article 90, the Board may charge any property or business of the Company or any of its uncalled capital and may issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person, in each case in the manner and on the terms it thinks fit.

THE SEAL

Affixing the Seal:

93.

The Board is to provide for the safe custody of the Seal, which should only be used by the authority of the Board. Every instrument to which the Seal is affixed is to be signed by a Director and countersigned by the Secretary or by a second Director or by another person appointed by the Board for the purpose. The Board may determine either generally or in any particular case that a signature may be affixed by a mechanical means specified in the determination.

Certificate Seal:

94.

The Company may have one or more duplicates of the Seal which are to be facsimiles of the Seal with the addition on their faces of the words “Certificate Seal” and which are to be known as Certificate Seals. Any certificate for shares issued under a Certificate Seal is deemed to be sealed with the Seal.

Official Seal:

95.	The Company may from time to time exercise the powers conferred by the Law in relation to Official Seals and those powers are vested in the Board.

MINUTES

Minutes:

96.	The Board is to ensure that minutes are duly recorded in any manner it thinks fit:

(a) of the names of the Directors present at each meeting of the Board and of any Committees; and

(b) of all resolutions and proceedings of general meetings of the Company and of meetings of the Board and any Committees;

and the minutes of any meeting of the Board or of any Committee or of the Company, if purporting to be signed by the Chairman of the meeting or by the Chairman of the next succeeding meeting, are prima facie evidence of the matters stated in the minutes.

DIVIDENDS

Declaration of dividend:

97.

The Board may from time to time declare a dividend to be paid to the holders of any class or classes of shares as it thinks fit. The dividend is (subject to the rights of, or any restrictions on, the holders of shares created or raised under any special arrangement as to dividend) payable on the shares in respect of which the dividend is declared in proportion to the amount of total issue price for the time being paid or credited as paid in respect of the shares, and may be declared at a rate per annum in respect of a specified period provided that no amount paid on a share in advance of calls is to be treated as paid on that share.

Interim Dividends:

98.	The Board may from time to time pay to the shareholders such interim dividends as in its judgment appear to be justified by profits of the Company.

Dividends out of profits:

99.	No dividend is payable except out of the profits of the Company, and no dividend or other moneys payable on or in respect of a share carries interest as against the

Company. The declaration of the Board as to the amount of the profits of the Company is conclusive.

Reserves:

100.

The Board may, in priority to any dividend, set aside out of the profits of the Company any sums as it thinks proper as a reserve, which at the discretion of the Board may be applicable for any purpose to which the profits of the Company may be properly applied, and pending application may be employed in the business of the Company or be invested in any investments the Board may from time to time think fit.

Distribution otherwise than in cash:

101.

When declaring a dividend the Board may direct payment of the dividend wholly or in part by the distribution of specific assets or documents of title and in particular of paid up shares, debentures or debenture stock of the Company or any other company.

Power to capitalise profits:

102.

The Board may resolve that the whole or any portion of any sum forming part of the undivided profits of the Company or standing to the credit of any reserve or other account (including without limitation any share premium reserve) and which is available for distribution, be capitalised and distributed to shareholders in the same proportions in which they would be entitled to receive it if distributed by way of dividend or in accordance with either the terms of issue of any shares or the terms of any plan for the issue of securities for the benefit of officers or employees and that all or any part of the sum be applied on their behalf either in paying up the amounts for the time being unpaid on any issued shares held by them, or in paying up in full (either at par or at any premium the Board may determine) unissued shares or other securities of the Company (of an aggregate nominal amount equal to the amount capitalised) to be issued to them accordingly, or partly in one way and partly in the other.

Appropriation and application of amounts to be capitalised:

103.

The Board may specify the manner in which any fractional entitlements and any difficulties relating to distribution are to be dealt with and, without limiting the generality of the foregoing, may specify that fractions are to be disregarded or that any fractional entitlements are to be increased to the next whole number or that payments in cash in lieu of fractional entitlements be made. The Board may make all necessary appropriations and applications of the amount to be capitalised pursuant to Article 102 and all necessary allotments and issues of fully paid shares or debentures. Where required, the Board may appoint a person to sign a contract on behalf of the shareholders entitled upon a capitalisation to any shares or debentures, which provides for the issue to them, credited as fully paid of any further shares or debentures or for the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised.

Transfer of shares:

104.	A transfer of shares registered after the transfer books close for dividend purposes, but before a dividend is payable, does not pass the right to any dividend declared before the books are closed.

Retention of dividends:

105.

The Board may retain the dividends payable on shares which any person is under Articles 40 or 41 entitled to transfer until the person becomes registered as a shareholder in respect of the shares or duly transfers them.

How dividends are payable:

106.

Payment of any dividend may be made in any manner and by any means as determined by the Board. Without prejudice to any other method of payment which the Board may adopt any dividend may be paid by cheque or warrant made payable to the shareholder entitled to the dividend or in the case of joint holders to the shareholder whose name stands first in the Register in respect of the joint holding. Payment of any dividend may be made by sending the cheque, warrant or other means of payment to the shareholder entitled to the dividend through the post to the address of the shareholder in the Register, and upon posting every payment of any dividend is at the risk of the shareholder.

Unclaimed dividends:

107.	All unclaimed dividends may be invested or otherwise made use of by the Board for the benefit of the Company until claimed or otherwise disposed of according to law.

NOTICES

Service of notices:

108.

A notice may be given by the Company to any shareholder, or in the case of joint holders to the shareholder whose name stands first in the Register, personally, by leaving it at the shareholder’s registered address or by sending it by prepaid post, telex or facsimile transmission addressed to the shareholder’s registered address.

When notice deemed to be served:

109.

Any notice sent by post is deemed to have been served at the expiration of twenty-four hours after the envelope containing the notice is posted and, in proving service, it is sufficient to prove that the envelope containing the notice was properly addressed and posted. Any notice served on a shareholder personally or left at the shareholder’s registered address is deemed to have been served when delivered. Any notice served on a shareholder by telex is deemed to have been served on receipt by the Company of the answerback code of the recipient at the end of the transmission. Any notice served on a shareholder by facsimile transmission is deemed to have been served when the transmission is sent.

Shareholder not known at registered address:

110.

Where a shareholder does not have a registered address or where the Company has bona fide reason to believe that a shareholder is not known at the shareholder’s registered address, all future notices are deemed to be given to the shareholder if the notice is exhibited in the Office for a period of forty-eight hours (and is deemed to be duly served at the commencement of that period) unless and until the shareholder informs the Company of a registered place of address.

Signature to notice:

111.	The signature to any notice to be given by the Company may be written or printed.

Reckoning of period of notice:

112.	Where a given number of days’ notice or notice extending over any other period is required to be given the day of service is not to be reckoned in the number of days or other period.

Notice to transferor binds transferee:

113.

Every person who, by operation of law, transfer or any other means becomes entitled to be registered as the holder of any shares is bound by every notice which, prior to the person’s name and address being entered in the Register in respect of those shares, was duly given to the person from whom the person derives title to those shares.

Service on deceased shareholders:

114.

A notice delivered or sent by post to the registered place of address of a shareholder pursuant to these Articles is (notwithstanding that the shareholder is then dead and whether or not the Company has notice of the shareholder’s death) deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by the shareholder, until some other person is registered in the shareholder’s place as the holder or joint holder and the service is for all purposes deemed to be sufficient service of the notice or document on the shareholder’s heirs, executors or administrators and all persons (if any) jointly interested with the shareholder in the shares.

WINDING UP

Distribution in specie:

115.	(1)

If the Company is wound up, whether voluntarily or otherwise, the liquidator may divide among all or any of the contributories as the liquidator thinks fit in specie or kind any part of the assets of the Company, and may vest any part of the assets of the Company in trustees upon any trusts for the benefit of all or any of the contributories as the liquidator thinks fit.

Variation of rights of contributories:

(2) if thought expedient, any division may be otherwise than in accordance with the legal rights of the contributories and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part, but in case any division otherwise than in accordance with the legal rights of the contributories is determined, any contributory who would be prejudiced by the division has a right to dissent and ancillary rights as if the determination were a special resolution passed pursuant to the Law relating to the sale or transfer of the Company’s assets by a liquidator in a voluntary winding up.

Liability to calls:

(3)

If any shares to be divided in accordance with Article 115(1) involve a liability to calls or otherwise, any person entitled under the division to any of the shares may by notice in writing within ten business days after the passing of the special resolution, direct the liquidator to sell the person’s proportion and pay the person the net proceeds and the liquidator is required, if practicable, to act accordingly.

INDEMNITY

Indemnity of officers:

116. (1)

Every Director, agent, auditor, Secretary and other officer for the time being of the Company is to be indemnified out of the assets of the Company against any liability incurred by that officer in relation to the Company in defending any proceedings, whether civil or criminal, in which judgment is given in that officer’s favour or in which that officer is acquitted, or in connection with any application to the Court for relief from liability pursuant to the provisions of the Law as a result of which application relief is granted.

(2)

Without limiting Article 116(1) and save where it is contrary to law, a Director, agent, auditor, Secretary or other officer for the time being of the Company may be indemnified out of the assets of the Company against any liability incurred by that officer in relation to the Company where the Board considers it is appropriate to do so.

Signatures of Subscribers:	Witness to Signatures of Subscribers:

/s/ D R ZIMMERMAN	/s/ J S LYONS

/s/ G E HEELEY	/s/ J S LYONS

J S LYONS 142 MAUD STREET NORTH BALWYN

THE COMMON SEAL of THE BROKEN	)
HILL PROPRIETARY COMPANY	)
LIMITED (A.C.N. 004 028 077) was hereto	)
affixed in accordance with its Articles of	)
Association	)

/s/ G E HEELEY		Director

/s/ R V TAYLOR		Secretary

Witness
/s/ J S LYONS

THE COMMON SEAL of KEITHEN	)
LIMITED (A.C.N. 006 508 078) was hereto	)
affixed in accordance with its Articles of	)
Association in the presence of:	)

/s/ D R ZIMMERMAN		Director

/s/ R V TAYLOR		Secretary

Witness
/s/ J S LYONS

THE COMMON SEAL of TAVELA	)
LIMITED (A.C.N. 002 951 733) was hereto	)
affixed in accordance with its Articles of	)
Association in the presence of:	)

/s/ D R ZIMMERMAN		Director

/s/ R V TAYLOR		Secretary

Witness
/s/ J S LYONS

DATED this 23rd day of September 1992.